EXHIBIT 10.37

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE JULY 3, 2018.

PIVOT PHARMACEUTICALS INC.

(FORMERLY KNOWN AS NEUROKINE PHARMACEUTICALS INC.)

10.00% SENIOR SECURED CONVERTIBLE DEBENTURE DUE MARCH 2, 2019

DEBENTURE
CERTIFICATE NUMBER: CD-4	PRINCIPAL AMOUNT: CDN$1,750,000

PIVOT PHARMACEUTICALS INC. (formerly known as Neurokine Pharmaceuticals Inc.), a corporation incorporated under the laws of British Columbia (the “Borrower”), for value received, hereby acknowledges itself indebted and promises to pay to or to the order of Investor Company ITF 5J5636 Anson Investments Master Fund LP, 77 Bloor Street West, 3rd Floor, Toronto, Ontario M5S 1M2 as nominee for Anson Investments Master Fund LP (hereinafter referred to as the “Lender” or the “Debentureholder”), the principal amount of one million seven hundred and fifty thousand dollars ($1,750,000) (the “Principal Amount”) in lawful money of Canada in the manner hereinafter provided at the foregoing address of the nominee, or at such other place or places as the Lender may designate by notice in writing to the Borrower, on March 2, 2019, or such earlier date as the Principal Amount may become due and payable (the “Maturity Date”), and to pay interest to the Lender on the Principal Amount outstanding from time to time owing hereunder to the date of payment as hereinafter provided, both before and after maturity or demand, default and judgment.

The Debentureholder has the right, from time to time and at any time on or prior to 5:00 p.m. (Eastern Standard time) on the earlier of the Business Day (as defined herein) immediately preceding (i) the Maturity Date, and (ii) the date fixed for redemption of this Debenture in accordance with terms hereof, to convert all or any portion of the outstanding Principal Amount into Common Shares (as defined herein), at a price equal to the Conversion Price (as defined herein), subject to adjustment in certain events. Beginning on the date that is four months plus one day following the Closing Date (as defined herein), if, for any 20 consecutive VWAP Days (as defined herein), the VWAP (as defined herein) of the Common Shares on the Exchange (as defined herein) is greater than $2.50, the Borrower has the right to require the Debentureholder to convert all but not less than all of the Principal Amount then outstanding under this Debenture at the Conversion Price on not less than 30 days’ notice. Notwithstanding the foregoing, the Borrower shall not be permitted to force conversion of the Debenture if the Common Shares issuable upon such conversion will be subject to restrictions on resale in Canada.

Unless the Lender exercises the conversion rights attached to this Debenture or the Borrower exercises the Accelerated Conversion Right (as defined herein), the Principal Amount owing, or the portion of the principal amount which has yet to be converted, together with any accrued and unpaid interest owing thereon and all other amounts now or hereafter payable hereunder (collectively, the “Obligations”) shall be due and payable on the Maturity Date in accordance with the terms hereof. This Debenture is issued subject to the terms and conditions appended hereto as Schedule A. To further ensure the repayment of the Principal Amount and the interest thereon as provided in this Debenture, the Subsidiaries (as defined herein) have agreed to guarantee the obligations of the Borrower set out herein and shall, concurrent with the execution and delivery of this Debenture by the Borrower, execute and deliver the form of guarantee and confirmation substantially in the form appended hereto as Schedule B.

IN WITNESS WHEREOF, the Borrower has caused this Debenture to be executed by a duly authorized officer.

DATED for reference this 22nd day of October, 2018.

PIVOT PHARMACEUTICALS INC.

By:	/s/ Patrick Frankham
Authorized Signatory

(See terms and conditions attached hereto)

Schedule A – Terms and Conditions for 10.00% Senior Secured Convertible Debenture

ARTICLE 1 – INTERPRETATION

Section 1.1 Definitions

In this Agreement:

(1) “Accelerated Conversion Right” means the right attached to this Debenture which permits the Borrower to require the Debentureholder to convert the Principal Amount, or any portion thereof, into Common Shares in accordance with Article 4;

(2) “Accelerated Issue Date” has the meaning attributed thereto in Section 4.2(2);

(3) “Agro-Biotech Acquisition” means the proposed acquisition of Agro-Biotech Inc. by the Borrower pursuant to the terms disclosed by the Borrower by way of press release on February 22, 2018;

(4) “Business” means the business of the Borrower, being the development and commercialization of therapeutic pharmaceuticals and nutraceuticals as well as drug delivery platform technologies;

(5) “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Ontario or Vancouver, British Columbia, Canada are authorized by law to close;

(6) “Canadian Securities Laws” means the Securities Act (Ontario) and the securities laws of any other province or territory of Canada, if applicable, and the rules, regulations and policies of any Canadian securities regulatory authority administering such securities laws, as the same shall be in effect from time to time;

(7) “Capital Lease” means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with the accounting standards applicable to such lessee;

(8) “Capital Reorganization” has the meaning attributed thereto in Section 4.3(j);

(9) “Change of Control” means

(a)	any transaction (whether by purchase, merger or otherwise) whereby a person or persons acting jointly or in concert directly or indirectly acquires the right to cast, at a general meeting of shareholders of the Borrower, more than 50% of the votes attached to the Common Shares that may be ordinarily cast at a general meeting;

(b)	the Borrower’s amalgamation, consolidation or merger with or into any other person, any merger of another person into the Borrower, unless the holders of voting securities of the Borrower immediately prior to such amalgamation, consolidation or merger hold securities representing 50% or more of the voting control or direction in the Borrower or the successor entity upon completion of the amalgamation, consolidation or merger; or

(c)	any conveyance, transfer, sale lease or other disposition of all or substantially all of the Borrower’s and the Borrower’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length Person;

(10) “Change of Control Notice” has the meaning attributed thereto in Section 3.3;

(11) “Closing Date” means March 2, 2018;

(12) “Common Shares” means the common shares in the capital of the Borrower or the common shares of the continuing corporation or other resulting issuer formed as a result of a Merger;

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(13) “Conversion Date” has the meaning attributed thereto in Section 4.1;

(14) “Conversion Price” means $0.42 per Common Share, subject to adjustment in certain events in accordance with the terms hereof;

(15) “Conversion Right” has the meaning attributed thereto in Section 4.1;

(16) “Current Market Price” of the Common Shares at any date, means the weighted average of the sale prices per Common Share at which the Common Shares have traded on the Exchange or, if the Common Shares are not listed on any stock exchange, then on the over-the-counter market, for any 20 consecutive trading days selected by the Borrower commencing not later than 45 trading days and ending no later than five (5) trading days before such date; provided, however, if such Common Shares are not traded during such 45 day period for at least 20 consecutive trading days, the simple average of the following prices established for each of 20 consecutive trading days selected by the Borrower commencing not later than 45 trading days before such date:

(a)	the average of the bid and ask prices for each day on which there was no trading, and

(b)	the closing price of the Common Shares for each day that there was trading,

or in the event that at any date the Common Shares are not listed on the Exchange or on the over-the-counter market, the current market price shall be as determined by the directors of the Borrower or such firm of independent chartered accountants as may be selected by the directors of the Borrower, acting reasonably, and in good faith in their sole discretion; for these purposes, the weighted average price for any period shall be determined by dividing the aggregate sale prices during such period by the total number of Common Shares sold during such period.

(17) “Credit Documents” means this Debenture, and all other security and/or guarantees granted by the Borrower and the Subsidiaries, or any other Person from time to time in favour of the Debentureholder, as security for the Borrower’s obligations, including, without limitation, each general security agreement granted by the Subsidiaries, or any of them, in favour of the Debentureholder and each guarantee granted by the Subsidiaries, or any of them, in favour of the Debentureholder;

(18) “Debentureholders” means, collectively, the holders of the Debentures;

(19) “Debentures” means this senior secured convertible debenture and any other debentures substantially on the same terms as this debenture issued by the Borrower under the Offering;

(20) “dividend paid in the ordinary course” has the meaning attributed thereto in Section 4.3(g);

(21) “Escrow Agreement” means the escrow agreement entered into among the Lender, the Borrower and McMillan LLP, as escrow agent, in respect of the interest on the Principal Amount outstanding under this Debenture on terms reasonably acceptable to the Lender;

(22) “Event of Default” has the meaning attributed thereto in Section 7.1;

(23) “Exchange means the Canadian Securities Exchange or such other stock exchange in Canada as approved by the holders of the Debentures, on which the Common Shares are principally traded;

(24) “Indebtedness” has the meaning attributed thereto in Section 7.1;

(25) “Interest Payment Date” means the last day of March, June, September and December in each year commencing on March 31, 2018, as well as the Maturity Date, and the date on which this Debenture is redeemed or converted, whichever is earlier;

(26) “Issue Date” has the meaning attributed thereto in Section 4.2;

(27) “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property of such Person;

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(28) “Make-Whole Amount” means an amount payable in cash equal to 50% of the interest payments that would have been made in respect of the Principal Amount outstanding under the Debenture if the Debenture is: (a) repaid, exchanged or converted pursuant to a Change of Control or Merger, or (b) redeemed pursuant to additional financing, if the Principal Amount remained outstanding from such date until the Maturity Date;

(29) “Maturity Date” means March 2, 2019;

(30) “Merger” means any transaction (whether by way of arrangement, amalgamation, merger, transfer, sale or lease) whereby all or substantially all of the Borrower’s assets would become the property of any other Person, or, in the case of any such arrangement, amalgamation or merger, of the continuing corporation or other entity resulting therefrom;

(31) “Offering” means the offering of Debentures up to a maximum aggregate principal amount of $5,000,000 to be issued and sold by the Borrower, as announced in the Borrower’s press release dated February 27, 2018;

(32) “Per Share Cost” has the meaning attributed thereto in Section 4.3(b);

(33) “Permitted Acquisition” means, with respect to any Person, any transaction by which such Person acquires as a going concern the business of, or all or substantially all of the assets of any corporation or other business entity or division thereof or any other person, whether through purchase of assets, purchase of shares or other equity interests, amalgamation, merger, joint venture or otherwise, but in each case only if:

(a)	no Event of Default is continuing on the date of the acquisition or would occur as a result of such acquisition;

(b)	the Person or Persons from whom the acquisition is made are at arm’s length to such Person;

(c)	the relevant business is related to the strategic objectives of the business carried on by such Person; and

(d)	the aggregate purchase price (including associated expenses) for the acquisition does not exceed the fair market value of such business,

it being agreed by the Borrower and the Lender that the proposed Agro-Biotech Acquisition shall constitute a “Permitted Acquisition” for the purposes of this Debenture;

(34) “Permitted Encumbrance” has the meaning attributed thereto in Section 6.2(b);

(35) “Permitted Secured Debt” means, with respect to the Borrower or the Subsidiaries, any Secured Debt of the Borrower or the Subsidiaries that:

(a)	is existing at the date hereof; and

(b)	is owing by the Subsidiaries to the Borrower or to another wholly-owned subsidiary of the Borrower; and

(c)	is incurred or assumed by the Borrower or the Subsidiaries in connection with the purchase of real or personal property in the ordinary course of the Borrower’s or the Subsidiaries’ business, provided that the applicable Lien extends only to such property and its proceeds, and secures an amount not exceeding the purchase price of such property; or

(d)	is a Capital Lease obligation of the Borrower or the Subsidiaries, including, without limitation, any indebtedness incurred for the purchase or lease of specifically identified equipment, for which a purchase money security interest (as defined in the Personal Property Security Act (Ontario) or comparable legislation of another Canadian jurisdiction) is granted;

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(36) “Permitted Share Issuance” means the issuance by the Borrower of Common Shares in connection with the following:

(a)	as consideration for a Permitted Acquisition;

(b)	exercise or conversion of currently outstanding convertible securities and conversion of the Debentures; and

(c)	issuance of stock options or the exercise of stock options currently outstanding or to be issued in accordance with the Borrower’s stock option plan.

(37) “Permitted Subordinated Debt” means any and all indebtedness incurred or assumed by the Borrower or the Subsidiaries after the date of issue of this Debenture in respect of which all obligations of payment and performance, together with all security interests or collateral granted as security for payment and performance, are fully postponed and subordinated to the indebtedness owed to and security held by the holder of this Debenture;

(38) “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof;

(39) “Rights Offering” has the meaning attributed thereto in Section 4.3(b);

(40) “Rights Period” has the meaning attributed thereto in Section 4.3(b);

(41) “Secured Debt” means, with respect to any Person, any obligation of such Person for borrowed money that is secured in any manner by any Lien on any real or personal property of such Person;

(42) “Special Distribution” has the meaning attributed thereto in Section 4.3(g);

(43) “Subsidiary” means: (i) in respect of the Borrower, Pivot Green Stream Health Solutions Inc.; and (ii) as to any Person, any corporation or other business entity in which such Person or one or more of its Subsidiaries owns, directly or indirectly, sufficient equity or voting interests to enable it or them (as a group) to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries;

(44) “Taxes” means any present or future income and other taxes, levies, rates, royalties, deductions, withholdings, assessments, fees, dues, duties, imposts and other charges of any nature whatsoever, together with any interest and penalties, additions to tax and other additional amounts, levied, assessed or imposed by any governmental authority;

(45) “trading day” means a day on which the Exchange is open for trading (or if the Borrower’s Common Shares are not then listed on the Exchange, such other recognized stock exchange or quotation system on which the Common Shares may trade or be quoted);

(46) “VWAP” means the daily volume weighted average trading price of the Common Shares on the Exchange; and

(47) “VWAP Days” has the meaning attributed thereto in Section 4.1(2).

Section 1.2 Headings

The inclusion of headings in this Debenture is for convenience of reference only and shall not affect the construction or interpretation hereof.

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Section 1.3 Currency

Unless otherwise indicated, all amounts in this Debenture are stated and shall be paid in currency of Canada.

Section 1.4 Number, Gender and Persons

Unless the context otherwise requires, words importing the singular in number only shall include the plural and vice versa, words importing the use of gender shall include the masculine, feminine and neuter genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

Section 1.5 Severability

If any provision of this Debenture is determined by a Court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such determination shall not impair or affect the validity, legality or enforceability of the remaining provisions hereof, and each such provision shall be interpreted in such a manner as to render them valid, legal and enforceable to the greatest extent permitted by applicable law. Each provision of this Debenture is declared to be separate, severable and distinct.

Section 1.6 Entire Agreement

This Debenture, including any schedules attached hereto, constitutes the entire agreement between the Borrower and the Lender relating to the subject matter hereof, and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements, understandings, conditions or collateral agreements, whether oral or written, express or implied, with respect to the subject matter hereof.

ARTICLE 2 – PAYMENT OF PRINCIPAL AND INTEREST

Section 2.1 Repayment of Principal

Subject to the terms and conditions hereof, the Principal Amount outstanding under this Debenture, together with any accrued and unpaid interest owing thereon, shall be repaid by the Borrower to the Lender in cash in lawful money of Canada on the Maturity Date.

Section 2.2 Interest Payable

Interest on the Principal Amount outstanding under this Debenture shall be at the rate of ten percent (10.00%) per annum, calculated and payable quarterly, not in advance, from the date of issue, and shall be paid on the applicable Interest Payment Dates, and, for greater certainty, such interest shall be payable before, during or after the occurrence of an Event of Default. The Mach 31, 2018 interest payment will represent accrued interest from the Closing Date to March 31, 2018. For greater certainty, such interest shall be payable before, during or after the occurrence of an Event of Default.

Section 2.3 Additional Interest Payable in Event of Default

If any Event of Default shall occur for any reason, additional interest on the Principal Amount outstanding under this Debenture shall payable be at the rate of five percent (5.00%) per annum, calculated and payable quarterly, not in advance, from the date of the occurrence of an Event of Default, and shall be paid on the applicable Interest Payment Dates during the period that an Event of Default is continuing.

Section 2.4 Method of Paying Interest

The Borrower shall satisfy its obligation to pay interest on the Debenture, on an applicable Interest Payment Date, in cash in lawful money of Canada.

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Section 2.5 Rank

The Debentures will constitute direct secured obligations of the Borrower. Each Debenture will rank pari passu with each other Debenture in right of payment of principal and interest (regardless of their actual date of issue) and, subject to statutory preferred exceptions, will rank in priority to all other indebtedness of the Borrower, other than the Permitted Secured Debt.

Section 2.6 Guarantee

This Debenture is entitled to and shall have the benefit of a guarantee of the Subsidiaries of all indebtedness and liability (present and future, direct or indirect, absolute or contingent, matured or not) of the Borrower to the Lender under or in connection with this Debenture in favour of the Lender dated as of the date of this Debenture (the “Guarantees”). As security for the obligations under the Guarantees, the Subsidiaries shall each grant in favour of the Debentureholder a security interest over all of such Subsidiaries’ respective present and after acquired personal property in which such Subsidiaries have rights, of whatsoever nature or kind and wherever situate which shall rank pari passu between and among the Debentureholders. The security granted to the Debentureholder by each of the Subsidiaries shall be evidenced by one or more general security agreements entered into between each of the Subsidiaries and the Debentureholder.

Article 3 – REDEMPTION OR PURCHASE OF DEBENTURE

Section 3.1 No Early Redemption

Except pursuant to Section 3.2 and Section 3.4, the Borrower shall not be permitted to redeem or repay the Debentures prior to the Maturity Date without the prior written consent of the Lender, in its sole and absolute discretion.

Section 3.2 Redemption or Conversion if Change of Control

The Borrower shall notify the Debentureholder of any pending Change of Control or Merger in accordance with Section 3.3, and the Debentureholder shall, in its sole discretion, have the right to require the Borrower to, either: (i) purchase the Debentures at 104% of the then outstanding Principal Amount thereof together with accrued and unpaid interest and an amount equal to the Make-Whole Amount; or (ii) if the Change of Control results in a new issuer, convert the Debenture into a replacement debenture of the new issuer in the aggregate principal amount of 100% of the Principal Amount of the Debenture then outstanding on substantially equivalent terms to those terms contained herein and pay a cash payment equal to accrued and unpaid interest; or (iii) convert the Debentures at the Conversion Price and pay a cash payment equal to the Make-Whole Amount.

Section 3.3 Notice of Change of Control

Upon the occurrence of any event constituting or reasonably likely to constitute a Change of Control or Merger, the Borrower shall give written notice to the Lender of such Change of Control or Merger at least thirty (30) days or as soon as reasonably possible prior to the effective date of any such Change of Control or Merger and another written notice on or immediately after the effective date of such Change of Control or Merger (the “Change of Control Notice”).

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Section 3.4 Redemption if Additional Equity Offering or Indebtedness

Except in connection with a Permitted Acquisition, the Borrower shall not issue additional Common Shares or securities convertible into Common Shares (including without limitation through the exercise of outstanding options, warrants or other securities convertible into Common Shares) or assume or incur any additional indebtedness, whether secured or unsecured, (each an “Additional Financing”) unless: (i) the Borrower first makes an irrevocable offer to redeem such amount of the then outstanding Principal Amount of the Debentures as is equal to the proceeds raised from the Additional Financing, together with the accrued and unpaid interest and a Make-Whole Amount proportionate to the outstanding Principal Amount to be redeemed;; and (ii) the use of proceeds of any such issuance of equity securities or indebtedness are irrevocably allocated to redeem the aforesaid amount of the then outstanding Principal Amount of this Debenture together with the accrued and unpaid interest and aforesaid proportionate share of the Make-Whole Amount, provided that the proceeds from such Additional Financing are not less than $100,000. If the proceeds of any Additional Financing are less than $100,000, the Borrower shall segregate such proceeds until the aggregate proceeds from Additional Financings are a minimum of $100,000.

Section 3.5 Purchases for Cancellation

The Borrower will have the right at any time and from time to time to purchase the Debentures for cancellation in the market, by tender, or by private contract.

ARTICLE 4 – CONVERSION

Section 4.1 Conversion Right

(1) Upon and subject to the terms and conditions hereinafter set forth, the Lender shall have the right (the “Conversion Right”), but not the obligation, at any time, and from time to time, up to and including the earlier of: (a) the Business Day immediately preceding the Maturity Date; and (b) the Business Day prior to any redemption of the Debenture in accordance with terms hereof, to notify the Borrower that it wishes to exchange or convert, for no additional consideration, all or any part of the Principal Amount of this Debenture (the “Converted Debenture Amount”) into fully paid and non-assessable Common Shares at the Conversion Price in effect on the Issue Date (as hereinafter defined), provided that the Lender must exchange or convert the Principal Amount of this Debenture in a minimum amount of $250,000, unless the principal amount remaining is less than $250,000 in which case, the entire remaining amount shall be converted. For greater certainty, if the Lender is electing to convert all or a portion of the Principal Amount, then the applicable amount of accrued and unpaid interest on the Principal Amount being converted must be paid by the Borrower up to, but excluding, the applicable date of conversion (the “Conversion Date”) in accordance with Section 2.2 and Section 2.3.

(2) Upon and subject to the terms and conditions hereinafter set forth, the Borrower shall have the right (the “Accelerated Conversion Right”), at any time prior to the Maturity Date, to require the Debentureholder to convert all but not less than all of the Principal Amount outstanding under this Debenture at the Conversion Price if, for any twenty (20) consecutive trading days commencing on the date that is four months plus one day following the Closing Date and prior to the Maturity Date (the “VWAP Days”), the VWAP of the Common Shares on the Exchange is greater than $2.50. For greater certainty, VWAP Days shall not include any trading day on which the Common Shares issuable upon such conversion would be subject to restrictions on resale in Canada upon conversion of this Debenture. Notwithstanding the foregoing, the Borrower shall not be permitted to force conversion of this Debenture if the Common Shares issuable upon such conversion will be subject to restrictions on resale in Canada.

(3) The Conversion Right and the Accelerated Conversion Right shall extend only to the maximum number of whole Common Shares into which the Principal Amount of this Debenture or any part thereof may be converted in accordance with this Section 4.1. Fractional interests in Common Shares shall be adjusted in the manner provided in Section 4.4.

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Section 4.2 Conversion Procedure

(1) The Conversion Right may be exercised by the Lender by completing and signing the notice of conversion (the “Conversion Notice”) attached hereto as Schedule C, and delivering the Conversion Notice and this Debenture to the Borrower. The Conversion Notice shall provide that the Conversion Right is being exercised, shall specify the Principal Amount being converted, and shall set out the date (the “Issue Date”) on which Common Shares are to be issued upon the exercise of the Conversion Right (such date to be no earlier than three (3) Business Days and no later than seven (7) Business Days after the day on which the Conversion Notice is issued). The conversion shall be deemed to have been effected immediately prior to the close of business on the Issue Date and the Common Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within seven (7) Business Days after the Issue Date, a certificate for the required number of Common Shares shall be issued to the Lender. If less than all of the Principal Amount of this Debenture is the subject of the Conversion Right, then within seven (7) Business Days after the Issue Date, the Borrower shall deliver to the Lender a replacement Debenture in the form hereof in the principal amount of the unconverted principal balance hereof, and this Debenture shall be cancelled. If the Conversion Right is being exercised in respect of the entire Principal Amount of this Debenture, this Debenture shall be cancelled.

(2) The Accelerated Conversion Right may be exercised by the Borrower by delivering 30 days’ advance written notice (the “Accelerated Conversion Notice”) to the Lender. The Accelerated Conversion Notice shall provide that the Accelerated Conversion Right is being exercised, shall specify the amount of the Principal Amount being converted, shall specify the ten (10) consecutive VWAP Days on the Exchange on which the VWAP of the Common Shares exceeded $2.50, and shall set out the date (the “Accelerated Issue Date”) on which Common Shares are to be issued upon the exercise of the Accelerated Conversion Right (such date to be no earlier than three (3) Business Days and no later than seven (7) Business Days after the day on which the Accelerated Conversion Notice is issued, unless otherwise mutually agreed by the Borrower and the Lender). The conversion shall be deemed to have been effected immediately prior to the close of business on the Accelerated Issue Date and the Common Shares issuable upon conversion shall be deemed to be issued as fully paid and non-assessable at such time. Within seven (7) Business Days after the Accelerated Issue Date, provided a certificate for the required number of Common Shares has been issued to the Lender, this Debenture shall be cancelled.

Section 4.3 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)	If and whenever at any time prior to the Maturity Date, the Borrower shall:

(i)	subdivide or redivide the outstanding Common Shares into a greater number of Common Shares;

(ii)	reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares;

(iii)	issue Common Shares (or securities convertible into or exchangeable for Common Shares) to the holders of all or substantially all of the outstanding Common Shares by way of stock dividend; or

(iv)	make a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares,

the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend or other distribution, as the case may be, shall, in the case of the events referred to in Sections 4.3(a)(i), (iii) and (iv) above, be decreased in proportion to the increase in the number of outstanding Common Shares resulting from such subdivision, redivision or dividend (including, in the case where securities convertible into or exchangeable for Common Shares are issued, the number of Common Shares that would have been outstanding had such securities been converted into or exchanged for Common Shares on such effective or record date) or shall, in the case of the events referred to in Section 4.3(a)(ii) above, be increased in proportion to the decrease in the number of outstanding Common Shares resulting from such reduction, combination or consolidation on such effective or record date. Such adjustment shall be made successively whenever any event referred to in this Section 4.3(a) shall occur. Any such issue of Common Shares (or securities convertible into or exchangeable for Common Shares) by way of a stock dividend or other distribution shall be deemed to have been made on the record date for the stock dividend or other distribution for the purpose of calculating the number of outstanding Common Shares under Sections 4.3(b) and (g); to the extent that any such securities are not converted into or exchanged for Common Shares prior to the expiration of the conversion or exchange right, the Conversion Price shall be readjusted effective as at the date of such expiration to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued on the exercise of such conversion or exchange right.

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(b)	If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than forty-five (45) days after such date of issue (such period from the record date to the date of expiry being referred to in this Section 4.3(b) as the “Rights Period”), to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) (such subscription price per Common Share (inclusive of any cost of acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) being referred to in this Section 4.3(b) as the “Per Share Cost”), the Borrower shall give written notice to the Lender with respect thereto (any of such events herein referred to as a “Rights Offering”), and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Common Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the issuance of such rights, options or warrants. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the issuance of such rights, options or warrants, in the manner hereinafter provided. The Conversion Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which is the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering; and

(B)	the number determined by dividing the product of the Per Share Cost and:

(I)	where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period, or

(II)	where the event giving rise to the application of this Section 4.3(b) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price (as hereinafter defined) of the Common Shares as of the record date for the Rights Offering; and

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(ii)	the denominator of which is:

(A)	in the case described in subparagraph 4.3(b)(i)(B)(I), the number of Common Shares outstanding, or

(B)	in the case described in subparagraph 4.3(b)(i)(B)(II), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 4.3(b)(i)(B)(II) had been issued,

as at the end of the Rights Period.

(c)	Any Common Shares owned by or held for the account of the Borrower or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Borrower will be deemed not to be outstanding for the purpose of any such computation.

(d)	If by the terms of the rights, options or warrants referred to in this Section 4.3(b), there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of:

(i)	the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants, and

(ii)	the average purchase, conversion or exchange price per Common Share, as the case may be, if the applicable price is determined by reference to the number of Common Shares acquired.

(e)	To the extent that any adjustment in the Conversion Price occurs pursuant to this Section 4.3(b) as a result of the fixing by the Borrower of a record date for the distribution of rights, options or warrants referred to in this Section 4.3(b), the Conversion Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Conversion Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

(f)	If the Lender has exercised its Conversion Right in accordance herewith during the Rights Period, the Lender will, in addition to the Common Shares to which it is otherwise entitled upon such exercise, be entitled to that number of additional Common Shares equal to the result obtained when the difference, if any, between the Conversion Price in effect immediately prior to, and the Conversion Price in effect immediately following the end of such Rights Offering pursuant to this Section 4.3(b), is multiplied by the number of Common Shares received upon the exercise of the Conversion Right during such period, and the resulting product is divided by the Conversion Price as adjusted for such Rights Offering pursuant to this Section 4.3(b); provided that no fractional Common Shares will be issued. Such additional Common Shares will be deemed to have been issued to the Lender immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to the Lender within 10 Business Days following the end of the Rights Period.

(g)	If and whenever at any time prior to the Maturity Date, the Borrower shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares (or other than securities convertible into or exchangeable for Common Shares), or (ii) rights, options or warrants (other than rights, options or warrants referred to in Section 4.3(b)), or (iii) evidences of its indebtedness, or (iv) assets (in each case, other than dividends paid in the ordinary course) then, in each such case, the Borrower shall give written notice to the Lender with respect thereto, and the Lender shall have fifteen (15) days after receipt of such notice to elect to convert any or all of the Principal Amount of this Debenture into Common Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the record date for the making of such distribution. If the Lender elects not to convert any of the Principal Amount of this Debenture, there shall continue to be an adjustment to the Conversion Price as a result of the making of such distribution, (herein referred to as a “Special Distribution”) determined in the manner hereafter set out in Section 4.3(h). In this Section 4.3(g) the term “dividends paid in the ordinary course” shall include the value of any securities or other property or assets distributed in lieu of cash dividends paid in the ordinary course at the option of shareholders.

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(h)	In circumstances described in Section 4.3(g), the Conversion Price will be adjusted effective immediately after such record date to a price determined by multiplying the Conversion Price in effect on such record date by a fraction:

(i)	the numerator of which is:

(A)	the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

(B)	the aggregate fair market value (as determined by action by the directors of the Borrower, acting reasonably) to the holders of the Common Shares of such securities or property or other assets so issued or distributed in the Special Distribution; and

(ii)	the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Borrower or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Borrower will be deemed not to be outstanding for the purpose of any such computation.

(i)	In the case of any reclassification of, or other change in, the outstanding Common Shares pursuant to a Change of Control, if the Lender elects not to redeem this Debenture in accordance with Section 3.1, the Lender may elect, prior to the effective date of such Change of Control, to convert any or all of the Principal Amount of this Debenture into Common Shares at the then applicable Conversion Price and otherwise on terms and conditions set out in this Debenture. To exercise such right the Lender must provide a notice in writing to the Borrower no later than seven days prior to the effective date of such Change of Control, failing which the Lender’s right to convert this Debenture as a consequence of such Change of Control shall cease. If the Lender elects to convert any or all of the Principal Amount of this Debenture, such conversion shall occur immediately prior to the effective date of such Change of Control. If the Lender elects not to convert any of the Principal Amount of this Debenture, the Conversion Price in effect after the effective date of such Change of Control shall be increased or decreased, as the case may be, in proportion to any decrease or increase in the number of outstanding Common Shares resulting from such Change of Control so that the Lender, upon exercising the Conversion Right after the effective date of such Change of Control, will be entitled to receive the aggregate number of Common Shares or other securities, if any, which the Lender would have been entitled to receive as a result of such Change of Control if, on the effective date thereof, the Lender had been the registered holder of the number of Common Shares to which the Lender was theretofore entitled upon exercise of the Conversion Right.

(j)	In the case of any reclassification of, or other change in, the outstanding Common Shares (other than a change referred to in Section 4.3(a), Section 4.3(b), Section 4.3(g) or 4.3(i) hereof), the Conversion Price shall be adjusted in such manner, if any, and at such time, as the Board of Directors of the Borrower determines to be appropriate on a basis consistent with the intent of this Section 4.3; provided that if at any time a dispute arises with respect to adjustments provided for in this Section 4, such dispute will be conclusively determined by the auditors of the Borrower or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Borrower, acting reasonably, and any such determination will be binding on the Borrower and the Lender. The Borrower will provide such auditors or accountants with access to all necessary records of the Borrower. If and whenever at any time after the date hereof there is a reclassification or redesignation of the Common Shares outstanding at any time or change of the Common Shares into other shares or into other securities (other than as set out in Section 4.3(a), (b), (g) or (i)), or a consolidation, amalgamation or merger of the Borrower with or into any other corporation or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification or redesignation of the outstanding Common Shares or a change of the Common Shares into other shares and other than as set forth in Section 4.3(i)), or a transfer of the undertaking or assets of the Borrower as an entirety or substantially as an entirety to another corporation or other entity (any of such events being called a “Capital Reorganization”), the Lender, upon the exercising the Conversion Right, after the effective date of such Capital Reorganization, will be entitled to receive in lieu of the number of Common Shares to which the Lender was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property, if any, which the Lender would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the Lender had been the registered holder of the number of Common Shares to which such Lender was theretofore entitled upon exercise of the Conversion Right. If determined appropriate by action of the directors of the Borrower, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 4.3 with respect to the rights and interests thereafter of the Lender to the end that the provisions set forth in this Section 4.3 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise of the Conversion Right. Any such adjustment must be made by and set forth in an amendment to this Debenture approved by action by the directors of the Borrower, acting reasonably, and will for all purposes be conclusively deemed to be an appropriate adjustment.

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(k)	In any case in which this Section 4.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Borrower may defer, until the occurrence of such event, issuing to the Lender before the occurrence of such event, the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Borrower shall deliver to the Lender an appropriate instrument evidencing the Lender’s right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Common Shares declared in favour of holders of record of Common Shares on and after the Issue Date or such later date as the Lender would, but for the provisions of this Section 4.3(k), have become the holder of such additional Common Shares pursuant to Section 4.3(b).

(l)	The adjustments provided for in this Section 4.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other event resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments which by reason of this Section 4.3(l) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

No Conversion Price adjustment will be made to the extent that the Borrower makes an equivalent distribution to holders of Debentures. No adjustment to the Conversion Price will be made for distributions or dividends on Common Shares issuable upon conversion of Debentures that have been surrendered for conversion, provided that holders converting their Debentures shall be entitled to receive, in addition to the applicable number of Common Shares, accrued and unpaid interest payable in cash from, and including, the most recent interest payment date to, but excluding, the date of conversion.

Section 4.4 No Requirement to Issue Fractional Common Shares

The Borrower shall not be required to issue fractional Common Shares upon the conversion of the Debenture pursuant to this Article 4. If any fractional interest in a Common Share, would, except for the provisions of this Section 4.4, be deliverable upon the conversion of any amount hereunder, the number of Common Shares to be issued shall be rounded down to the nearest whole Common Share.

Section 4.5 Borrower to Reserve Common Shares

The Borrower covenants with the Lender that it will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon exercise of the Conversion Right or the Accelerated Conversion Right, and conditionally allot to the Lender, such number of Common Shares as shall then be issuable upon the conversion of this Debenture. The Borrower covenants with the Lender that all Common Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

Section 4.6 Certificate as to Adjustment

The Borrower shall from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 4.3, deliver an officer’s certificate to the Lender specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Subject to the dispute resolution procedure in subsection 4.3(j), such certificate shall be binding and determinative of the adjustment to be made, absent manifest error.

Section 4.7 Shareholder of Record

For all purposes, on the Issue Date or Accelerated Issue Date, the Lender shall be deemed to have become the holder of record of the Common Shares into which the Principal Amount of this Debenture (or a portion thereof) is converted in accordance with Section 4.2.

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Section 4.8 Resale Restrictions, Legending and Disclosure

By its acceptance hereof the Lender acknowledges that this Debenture and the Common Shares issuable upon conversion hereof will be subject to certain resale restrictions under applicable securities laws, and the Lender agrees to comply with all such restrictions and laws. The Lender further acknowledges and agrees that all Common Share certificates will bear the legend substantially in the form set forth on the face page hereof, provided that such legend shall not be required on Common Share certificates issued at any time following four months plus one day after the date hereof. The Lender acknowledges that the Borrower will be required to provide to the applicable securities regulatory authorities and the Exchange the identity of the Lender and its principals and the Lender hereby agrees thereto.

ARTICLE 5 – SECURITY

Section 5.1 Security

As security for the Obligations under this Debenture, the Borrower shall grant the Debentureholder a security interest over all of the Borrower’s present and after acquired personal property in which the Borrower has rights, of whatsoever nature or kind and wherever situate, save and except property specifically excluded in any general security agreement granted by the Borrower to the Debentureholders, which shall rank pari passu between and among the Debentureholders (the “Security Interest”). The Security Interest shall be evidenced by one or more general security agreements entered into between the Borrower and the Debentureholder.

Section 5.2 Priority of Security

Subject to Section 5.7, the Security Interest granted by the Borrower, subject to statutory preferred exceptions, shall rank in priority in all respects (including, without limitation, the right of payment) to all other existing security granted by the Borrower. As of the date of issue of the Debenture, save and except for any Permitted Encumbrances, any outstanding indebtedness of the Borrower shall be subordinated to the Debenture.

Section 5.3 Distribution on Dissolution, Etc.

Upon any sale, in one transaction or a series of transactions, of all, or substantially all, of the assets of the Borrower or distribution of the assets of the Borrower upon any dissolution or winding-up or total liquidation of the Borrower, whether in bankruptcy, liquidation, re-organization, insolvency, receivership or other similar proceedings or upon an assignment to or for the benefit of creditors of the Borrower or otherwise any payment or distribution of assets of the Borrower, whether in cash, property or security shall be paid or delivered by the trustee in bankruptcy, receiver, assignee of or for the benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, directly to the holder of the Debentures or their representatives, to the extent necessary, to pay all obligations pursuant to the Debentures in full.

Section 5.4 Certificate Regarding Creditors

Upon any payment or distribution of assets of the Borrower referred to in this Section 5.4, the Debentureholder shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee of or for benefit of creditors or other liquidating agent of the Borrower making such payment or distribution, delivered to the Debentureholder, for the purpose of ascertaining the persons entitled to participate in such distribution, and other indebtedness of the Borrower, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.4.

Section 5.5 Rights of Debentureholder Reserved

Nothing contained in this Article 5 or elsewhere in this Debenture is intended to or shall impair, as between the Borrower and the Debentureholder, the obligation of the Borrower, which is absolute and unconditional, to pay to the Debentureholder the Principal Amount and interest on the Debenture, as and when the same shall become due and payable in accordance with their terms, nor shall anything herein prevent the Debentureholder from exercising all remedies otherwise permitted by applicable law upon default under this Debenture.

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Section 5.6 Payment of Debenture Permitted

Nothing contained in this Debenture shall:

(a)	prevent the Borrower from making payments of the Principal Amount, interest and other amounts to the Debentureholder under this Debenture as herein provided;

(b)	prevent the conversion of this Debenture into Common Shares as herein provided or as otherwise permitted according to law, including in connection with a bankruptcy, reorganization, insolvency, or other arrangement with creditors, of the Borrower; and

(c)	prevent the redemption of this Debenture by the Borrower as herein provided or as otherwise permitted according to law.

Section 5.7 Debentures and Security to Rank Pari Passu

The Debentures issued by the Borrower, and the security interest to be granted to the Debentureholders in connection with the issuance of the Debentures shall, once issued and granted, rank pari passu with each other and each Debentureholder shall be equally and proportionately entitled to the benefits hereof as if all of the Debentures and security had been issued, granted and negotiated simultaneously.

ARTICLE 6 – COVENANTS OF THE BORROWER

Section 6.1 Positive Covenants

The Borrower covenants and agrees that:

(a)	Maintain Corporate Existence. Each of the Borrower and its Subsidiaries shall maintain its corporate existence, and preserve its rights, powers, licenses and privileges which are necessary or material to the conduct of its business, and not materially change the nature of its business;

(b)	Compliance with Laws. Each of the Borrower and its Subsidiaries shall comply in all material respects with all applicable laws, rules, governmental restrictions and regulations;

(c)	Maintain Books and Records. The Borrower shall, and shall cause each of its Subsidiaries to, keep adequate and accurate records and books of account in which complete entries will be made reflecting all financial transactions and prepare its financial statements in accordance with generally accepted accounting principles;

(d)	Payment of Taxes. Each of the Borrower and its Subsidiaries shall pay and discharge promptly all Taxes assessed or imposed upon it or its property as and when the same become due and payable save and except where it contests in good faith the validity thereof by proper legal proceedings;

(e)	Payment of Obligations. The Borrower shall pay all principal, interest and other amounts owing to the Lender hereunder promptly when due;

(f)	Performance of Covenants. The Borrower shall promptly perform and satisfy all covenants and obligations to be performed by it under this Debenture;

(g)	Insurance. Each of the Borrower and its Subsidiaries shall maintain insurance with respect to its properties and business against such casualties and contingencies, of such types, on such terms and in such amounts as is customary in the case of entities engaged in the same or a similar business and similarly situated;

(h)	Maintain Listing. The Borrower shall use reasonable commercial efforts to maintain the listing of the Common Shares on the Exchange and to maintain the Borrower’s status as a “reporting issuer” not in default of the requirements of the Canadian Securities Laws

(i)	Notice of Event of Default. The Borrower shall promptly, and in any event within five (5) Business Days after a responsible officer of the Borrower becoming aware, give notice to the Lender of the existence of any Event of Default; and

(j)	Escrow Agreement for Interest Payments. The proceeds of the Offering in such amount necessary to satisfy the interest on the Principal Amount outstanding under this Debenture until the Maturity date shall be deposited and held in escrow under the terms of the Escrow Agreement and shall be released to the Lender on each Interest Payment Date in accordance with the terms thereof in satisfaction of the applicable interest payment.

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Section 6.2 Negative Covenants

The Borrower covenants and agrees that, without the prior written consent of the Lender:

(a)	Indebtedness. Except for other Debentures issued pursuant to the Offering and unsecured indebtedness incurred by the Borrower or a Subsidiary for the purposes of financing a Permitted Acquisition, the Borrower shall not, and shall not permit its Subsidiaries, to assume any additional indebtedness other than (i) Permitted Secured Debt, and (ii) Permitted Subordinated Debt, without the prior written consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed) provided such additional indebtedness shall be fully postponed and subordinated to the indebtedness owed to and security held by the holder of this Debenture;

(b)	Encumbrances. The Borrower shall not, and shall not permit the Subsidiaries to, create, assume or permit to exist any Lien on any assets or property, other than (i) such Liens as existed on the date hereof, (ii) Liens imposed by any governmental authority for any Taxes not yet due and delinquent or which are being contested in good faith, (iii) Liens granted after the date hereof to secure Permitted Secured Debt, and (iv) Secured Debt incurred or assumed by the Borrower and its Subsidiaries after the date hereof and secured by Liens pursuant to subparagraph Section 6.2(a) (collectively, the “Permitted Encumbrances”);

(c)	Distributions. The Borrower shall not declare, pay or make any dividend or other distribution on any shares in the capital of the Borrower or authorize the repurchase of any shares in the capital of the Borrower;

(d)	Guarantees. The Borrower shall not become liable under any guarantees or otherwise become a surety for the indebtedness of another Person, other than (i) in the ordinary course of business, or (ii) in connection with Permitted Secured Debt incurred or assumed by the Borrower or its Subsidiaries;

(e)	Related Party Transactions. The Borrower shall not enter into any contract or transaction with any related party except for (a) the purchase and/or sale of goods and/or services at fair market value or with Subsidiaries; (b) the issuance of securities of the Borrower on the same terms as offered to non-related parties; (c) amendments to the terms of previously issued securities that are approved by the Exchange; (d) internal reorganizations that are not otherwise prohibited hereunder; (e) entering into, or amending, employment, consulting and similar agreements with employees, officers or directors, or persons occupying similar roles; and (f) providing equity-based compensation to employees, officers or directors, or persons occupying similar roles;

(f)	Secured Debt of the Subsidiaries. The Borrower shall not permit the Subsidiaries to incur or assume any Secured Debt other than Permitted Secured Debt without the prior written consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed);

(g)	Dispositions. Subject to Section 6.2(j), none of the Borrower or its Subsidiaries shall sell, transfer or otherwise dispose of any property (including shares of Subsidiaries), other than:

(i)	obsolete or worn-out property no longer used in the Business;

(ii)	inventory, receivables or other property sold or disposed of in the ordinary course of business at fair market value; or

(iii)	property (including shares of Subsidiaries) sold or disposed of for fair market value to Persons at arm’s length to the Borrower provided that (i) no Event of Default is continuing on the date of such sale or would occur as a result of such sale and (ii) the cash component of the aggregate proceeds of such sale is not less than 75% of such proceeds.

For greater certainty, this Section 6.2(g) shall not in any way restrict the Borrower from (A) issuing Common Shares or securities convertible into Common Shares or (B) incurring or assuming Permitted Secured Debt, in either case at any time and from time to time after the date hereof.

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(h)	Change in Nature of Business. The Borrower shall not, nor will it permit any of its Subsidiaries to, engage to any material respect in any lines of business other than the Business conducted by the Borrower and its Subsidiaries at the date hereof other than as a result of the Agro-Biotech Acquisition;

(i)	Investments. The Borrower shall not, nor will it permit any of its Subsidiaries to, make any investment in any Person, whether by acquisition of shares, indebtedness or other securities, or by loan, guarantee, advance, capital contribution or otherwise, other than:

(i)	investments made prior to the date hereof, and any roll-over, renewal or extension thereof;

(ii)	investments in Subsidiaries of the Borrower and investments in entities in which Subsidiaries of the Borrower are a general or limited partner;

(iii)	deposit accounts with and certificates of deposit and other instruments issued by banks;

(iv)	obligations of or guaranteed by the governments of Canada, the United States of America or any province or state thereof;

(v)	security deposits with utilities, governmental authorities and other like Persons in the ordinary course of business; and

(vi)	Permitted Acquisitions; and

(j)	Mergers. The Borrower shall not enter into any Merger unless:

(i)	the continuing corporation or other entity formed by the applicable consolidation, amalgamation or merger, or the Person that acquires by transfer, sale or lease all or substantially all of the assets of the Borrower, as the case may be, executes and delivers to the Lender its assumption in writing of the due and punctual performance and observance of each covenant and condition of this Debenture; and

(ii)	no Event of Default is continuing on the date of such transaction or would occur as a result of such transaction.

ARTICLE 7 – EVENTS OF DEFAULT

Section 7.1 Events of Default

Any of the following shall constitute an Event of Default under this Debenture (each an “Event of Default”):

(a)	the Principal Amount owing hereunder shall not be paid when due;

(b)	if the Borrower breaches any representation contained in any of the Credit Documents, fails to make any payment or to observe, perform or comply with any term, covenant, condition or obligation of the Borrower contained in any of the Credit Documents or is otherwise in default of any of the provisions of any of the Credit Documents and such breach or default shall continue for thirty (30) days after written notice thereof has been given by the Lender to the Borrower, which shall set forth the nature of such default;

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(c)	any interest or other amount payable under this Debenture shall not be paid within ten (10) Business Days of when it was due and such default, if capable of being remedied, is not remedied within ten (10) days after the Borrower receiving written notice of such default from the Lender;

(d)	the Borrower defaults in the performance of or compliance with any other term contained herein (other than referred in subparagraphs (a) and (b) of this Section 7.1) and such default, if capable of being remedied, is not remedied within thirty (30) days after the Borrower receiving written notice of such default from the Lender;

(e)	if the Borrower shall generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due or if a decree or order of a court having jurisdiction is entered adjudging the Borrower a bankrupt or insolvent;

(f)	if the Borrower shall apply for, consent to or acquiesce in the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or make a general assignment for the benefit of creditors;

(g)	if the Borrower shall in the absence of such application, consent or acquiescence, become subject to the appointment of a trustee, receiver, or other custodian for the Borrower or for a substantial part of the property thereof, or have a distress, execution, attachment, sequestration or other legal process levied or enforced on or against a substantial part of the property of the Borrower;

(h)	if the Borrower shall permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Borrower and, if any such case or proceeding is not commenced by the Borrower, such case or proceeding, if contested by the Borrower is not dismissed within thirty (30) days; or

(i)	any other notes, debentures, bonds or other indebtedness for money borrowed having an aggregate principal amount of at least $500,000 (or its equivalent in any other currency or currencies determined at the then current exchange rate) or more (hereinafter called “Indebtedness”) of the Borrower shall become prematurely repayable following default, or steps are taken to enforce any security therefor, or the Borrower defaults in the repayment of any such Indebtedness at the maturity thereof or (in the case of Indebtedness due on demand) on demand, or, in either case, at the expiration of any applicable grace period therefor, (if any) or any guarantee of or indemnity in respect of any Indebtedness of others given by the Borrower shall not be honored when due and called upon.

If an Event of Default described in (f), (g) or (h) above shall occur, the entire unpaid principal of and accrued interest on this Debenture shall become immediately due and payable without any declaration or other act on the part of the Lender. Immediately upon the occurrence of any Event of Default described in (a), (b), (c), (d), (e) or (i) above, or upon failure to pay this Debenture on the Maturity Date, the Lender, upon notice to the Borrower, may proceed to protect, enforce, exercise and pursue any and all rights and remedies available to the Lender under this Debenture or at law or in equity.

If any other Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing the Lender may by notice to the Borrower declare all or any portion of the outstanding Principal Amount of this Debenture to be due and payable, whereupon the full unpaid amount of this Debenture which shall be so declared due and payable shall be and become immediately due and payable without further notice, demand or presentment pursuant to the terms of this Debenture.

Article 8 – MUTILATION, LOSS, THEFT OR DESTRUCTION OF DEBENTURE CERTIFICATE

In case this Debenture certificate shall become mutilated or be lost, stolen or destroyed, the Corporation, shall issue and deliver, a new replacement debenture certificate upon surrender and cancellation of the mutilated Debenture certificate or, in the case of a lost, stolen or destroyed Debenture certificate, in lieu of and in substitution for the same. In the case of loss, theft or destruction, the applicant for a substituted debenture certificate shall furnish to the Borrower such evidence of the loss, theft or destruction of the Debenture certificate as shall be satisfactory to the Borrower in its discretion and shall also furnish an indemnity and surety bond satisfactory to the Borrower in its discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted debenture certificate.

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ARTICLE 9 – GENERAL

Section 9.1 Taxes, etc.

All payments made by the Borrower to the Lender under this Debenture shall be made free and clear of, and without deduction for or on account of, any withholding Taxes now or hereafter imposed by any official body in any jurisdiction. If any such withholding Taxes are required to be withheld or deducted from any amounts payable by the Borrower to the Lender hereunder, the Borrower shall:

(a) within the time period for payment permitted by applicable law, pay to the appropriate governmental body the full amount of such withholding Taxes and any additional Taxes in respect of the payment required under Section 9.1(b) hereof and make such reports and filings in connection therewith in the manner required by applicable law; and

(b) pay to the Lender an additional amount which (after deduction of all withholding Taxes incurred by reason of the payment or receipt of such additional amount) will be sufficient to yield to the Lender the full amount which would have been received by it had no deduction or withholding been made.

Upon the request of the Lender, the Borrower shall furnish to the Lender the original or a certified copy of a receipt for (or other satisfactory evidence as to) the payment of each of the withholding Taxes (if any) payable in respect of such payment. If the Lender receives a refund of any withholding Taxes with respect to which the Borrower has paid any additional amount under this Section 9.1, the Lender shall pay over such refund to the Borrower.

Section 9.2 Notice.

Any demand, notice, direction or other communication to be made or given hereunder (in each case, “Communication”) shall be in writing and shall be made or given by personal delivery, by courier, by facsimile or email transmission, or sent by registered mail, charges prepaid, addressed to the respective parties as follows:

(a)	if to the Borrower:

Pivot Pharmaceuticals Inc. 1275 West 6th Avenue Vancouver, British Columbia V6H 1A6

Attention: Patrick Frankham Email: pfrankham@pivotpharma.com with a copy to (which shall not constitute notice):

Alexander Holburn Beaudin + Lang LLP 2700-700 West Georgia Street Vancouver, British Columbia V7Y 1B8

Attention: Stewart L. Muglich Email: smuglich@ahbl.ca

(b)	if to the Lender:

Anson Investments Master Fund LP

c/o Anson Advisors Inc.

155 University Avenue

Suite 207

Toronto, Ontario

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M5H 3B7

Attention: Amin Nathoo

E-mail: anathoo@ansonfunds.com

or to such other address or email or facsimile number as any party may from time to time designate in accordance with this Section. Any Communication made by personal delivery or by courier shall be conclusively deemed to have been given and received on the day of actual delivery thereof or if such day is not a Business Day, on the first Business Day thereafter. Any Communication made or given by facsimile or email on a Business Day before 4:00 p.m. (local time of the recipient) shall be conclusively deemed to have been given and received on such Business Day and otherwise shall be conclusively deemed to have been given and received on the first Business Day following the transmittal thereof. Any Communication that is mailed shall be conclusively deemed to have been given and received on the fifth Business Day following the date of mailing but if, at the time of mailing or within five (5) Business Days thereafter, there is or occurs a labour dispute or other event that might reasonably be expected to disrupt delivery of documents by mail, any Communication shall be delivered or transmitted by any other means provided for in this Section.

Section 9.3 Change of Control of Borrower

By its acceptance hereof, each of the Borrower and the Lender acknowledges and agrees that in the event a Change of Control occurs, then all references herein to the Borrower shall extend to and include the entity resulting therefrom or which thereafter will carry on the business of the Borrower.

Section 9.4 Amendments

This Debenture may not be amended or otherwise modified except by an instrument in writing executed by the Borrower and the Lender.

Section 9.5 Waivers

The Lender shall not, by any act, delay, omission or otherwise, be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and executed by an authorized officer of the Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by the Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which the Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

Section 9.6 Registration of Debentures

The Borrower shall cause to be kept at the head office of the Borrower in the city of Toronto or Vancouver, in the discretion of the Borrower, a register in which shall be entered the name and latest known address of the Lender and any other holders of Debentures. Such register shall at all reasonable times during regular business hours of the Borrower be open for inspection by the Lender and any such holder. The Borrower shall not be charged with notice of or be bound to see to the performance of any trust, whether express, implied, or constructive, in respect of this Debenture and may act on the direction of the Lender, whether named as trustee or otherwise, as though the Lender were the beneficial owner of this Debenture.

Section 9.7 Transfer of Debenture

No transfer of this Debenture shall be valid unless made in accordance with applicable laws, including all applicable Canadian Securities Laws. If the Lender intends to transfer this Debenture or any portion thereof, it shall deliver to the Borrower the transfer form attached to this Debenture as Schedule D, duly executed by the Lender. Upon compliance with the foregoing conditions and the surrender by the Lender of this Debenture, the Borrower shall execute and deliver to the applicable transferee a new Debenture registered in the name of the transferee. If less than the full principal amount of this Debenture is transferred, the Lender shall be entitled to receive, in the same manner, a new Debenture registered in its name evidencing the portion of the principal amount of this Debenture not so transferred. Prior to registration of any transfer of this Debenture, the Lender and the applicable transferee shall be required to provide the Borrower with necessary information and documents, including certificates and statutory declarations, as may be required to be filed under applicable laws.

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Section 9.8 Release and Discharge

If the Lender exercises all conversion rights attached to this Debenture pursuant to Article 4 hereof or if the Borrower pays all of the Obligations in full to the Lender, the Lender shall release this Debenture and the Borrower shall be, and shall be deemed to have, discharged of all its obligations under this Debenture.

Section 9.9 Successors and Assigns

This Debenture shall enure to the benefit of the Lender and its successors and assigns, and shall be binding upon the Borrower and its successors and permitted assigns.

Section 9.10 Time

Time shall be of the essence of this Debenture.

Section 9.11 Governing Law

This Debenture shall be governed by and interpreted in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Borrower and, by its acceptance hereof, the Lender each hereby irrevocably submit and attorn to the nonexclusive jurisdiction of the courts of the Province of Ontario in connection with this Debenture.

Section 9.12 Further Assurances

The Borrower shall forthwith, at its own expense and from time to time, do or file, or cause to be done or filed, all such things and shall execute and deliver all such documents, agreements, opinions, certificates and instruments reasonably requested by the Lender or its counsel as may be necessary or desirable to complete the transactions contemplated by this Debenture and carry out its provisions and intention.

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Schedule B – Guarantee and Confirmation

For value received, the receipt and sufficiency of which is hereby acknowledged, ___________________________ (the “Guarantor”) hereby guarantees to _________________________ (the “Debentureholder”) payment, forthwith after demand made therefor as hereinafter provided, of all indebtedness and liabilities (present and future, direct or indirect, absolute or contingent, matured or not) of Pivot Pharmaceuticals Inc., formerly known as Neurokine Pharmaceuticals Inc. (the “Company”), to the Debentureholder under or in connection with the senior secured convertible debenture (the “Debenture”) dated ______________ in the aggregate principal amount of $_________________ issued by the Company to the Debentureholder, including principal, interest, default interest and all other monies payable under the Debentures (collectively, the “Obligations”); and the Guarantor further agrees that:

1.	The Guarantor’s obligation to pay under this guarantee shall not be limited or reduced as a result of the termination, invalidity or unenforceability of any right of the Debentureholder against the Company or any other party (including other guarantors) for any cause whatsoever.

2.	This guarantee shall be a continuing security for payment by the Company to the Debentureholder of all amounts owing under the Debenture.

3.	The Debentureholder shall not be bound to exhaust its recourse against the Company or other parties or the securities that it may hold before being entitled to payment from the Guarantor under this guarantee.

4.	Any change or changes in the name of the Company shall not affect or in any way limit or lessen the liability of the Guarantor under this guarantee and this guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of the Company.

5.	Any account settled or stated by or between the Debentureholder and the Company shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due by the Company to the Debentureholder is in fact so due.

6.	The Guarantor agrees not to assert any right of subrogation against the Company or contribution against any other guarantor until all amounts owing under the Debenture have been paid in full. If the Debentureholder should receive from the Guarantor a payment in full or on account of the indebtedness or liability under this guarantee, all rights of subrogation arising therefrom shall be postponed and the Guarantor shall not be entitled to claim repayment against the Company or the Company’s estate until all amounts owing under the Debenture have been paid in full; and in the case of liquidation, winding up or bankruptcy of the Company (whether voluntary or compulsory) or in the event that the Company shall make a bulk sale of any of the Company’s assets within the bulk transfer provisions of any applicable legislation, or shall make any compromise with creditors or scheme of arrangement, the Debentureholder shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue to be liable, up to the amount guaranteed, less any payments made by the Guarantor, for any balance which may be owing to the Debentureholder by the Company.

7.	Any notice or demand which the Debentureholder may wish to give may be served on the on any officer or director of the Guarantor, or by sending the same registered mail in an envelope addressed to the last known address of the Guarantor to be served as it appears on the Debentureholder’s records and the notice so sent shall be deemed to be received on the fifth business day following that on which it is mailed.

8.	The Guarantor shall be currently liable under this guarantee at any time for the full amount of the Company’s liabilities then outstanding under the Debenture, subject to the limit of liability of the Guarantor set forth above, provided that the Guarantor shall not be in default under or in breach of this guarantee unless and until the Debentureholder has made demand upon the Guarantor hereunder and the Guarantor have failed to pay the amount demanded or otherwise failed to comply with such demand forthwith following receipt (or deemed receipt) of such demand. In the case of default the Debentureholder may maintain an action upon this guarantee whether or not the Company is joined therein or separate action is brought against the Company or judgment obtained against it. The Debentureholder’s rights are cumulative and shall not be exhausted by the exercise of any number of successive actions until and unless all indebtedness and liability hereby guaranteed has been paid and each of the Guarantor’s obligations under the guarantee has been fully performed.

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9.	The Guarantor shall pay to the Debentureholder on demand (in addition to all debts and liabilities of the Company hereby guaranteed) all reasonable out-of-pocket costs, charges and expenses (including, without limitation, reasonable lawyer’s fees as between solicitor and his own client on a full indemnity basis) actually incurred by the Debentureholder (and not otherwise reimbursed) for the enforcement of this guarantee, together with interest thereon, both before and after demand, default and judgment, calculated from the date of payment by the Debentureholder of each such cost, charge and expense until payment by the Guarantor hereunder, at the rate per annum then payable under the Debenture. All amounts payable by the Guarantor under this instrument shall be paid to the Debentureholder at the address directed in writing by the Debentureholder.

10.	This instrument is in addition and without prejudice to any other securities of any kind including any other guarantees, whether or not in the same form as this instrument, now or hereafter held by the Debentureholder. Without limiting the generality of the foregoing, all limits and evidence of liability pursuant to any guarantee now or hereafter held by the Debentureholder shall be cumulative.

11.	There are no representations, warranties, collateral agreements or conditions with respect to this guarantee or affecting the Guarantor’s liability hereunder other than as contained herein, or in any other document or instrument by the Guarantor to the Debentureholder.

12.	This instrument shall be construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein. The Guarantor agrees that any legal suit, action or proceedings arising out of or relating to this instrument may be instituted in the courts of Ontario and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgement thereof, provided that nothing herein shall limit the Debentureholder’s right to bring proceedings against the Guarantor elsewhere.

13.	This instrument shall extend to and enure to the benefit of the successors and assigns of the Debentureholder and shall be binding upon the Guarantor and the heirs, executors, administrators and successors of the Guarantor.

14.	Executed copies of this instrument may be delivered by facsimile transmission or electronic mail transmission.

15.	In the event of any conflict or inconsistency between the provisions of this instrument and the provisions of the Debenture then, notwithstanding anything contained in this instrument, the provisions contained in the Debenture shall prevail to the extent of such conflict or inconsistency and the provisions of this instrument shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, it being understood that the purpose of this instrument is to add to, and not detract from, the rights granted to the Debentureholder under the Debenture.

IN WITNESS WHEREOF each Guarantor has duly executed and delivered this guarantee as of the _____ day of ___________________, 2018.

__________________________________

Address: ___________________________

By:
Name:
Title:

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Schedule C – Conversion Notice

TO:	PIVOT PHARMACEUTICALS INC. (formerly known as Neurokine Pharmaceuticals Inc.) (the “Borrower”)

Pursuant to the 10.00% Senior Secured Convertible Debenture (the “Debenture”) of the Borrower issued to the undersigned on ________________, 2018, the undersigned hereby notifies you that $________________ of the principal amount outstanding under the Debenture shall be converted into Common Shares of the Borrower in accordance with the terms of the Debenture on _______________, 20__.

The certificates representing the Common Shares to be issued shall be registered as follows:

Name	Address for Delivery	# of Common Shares

(Print name as name is to appear on Share Certificate)

DATED this _____ day of ___________________, 20___.

[NAME]
By:
Name:
Title:

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Schedule D – Form of Transfer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to:

(Name)

(Address)

(the “Transferee”), of $_______________ principal amount of Senior Secured Convertible Debenture (the “Debentures”) of Pivot Pharmaceuticals Inc. issued on _____________________, 2018 registered in the name of the undersigned on the register of Debentures represented by the attached Debenture, and irrevocably appoints _________________________ as the attorney of the undersigned to transfer to the Transferee the said principal amount of the Debenture on the books or register of transfer, with full power of substitution.

DATED this _____ day of ___________________, 2018.

[NAME]

By:
Name:
Title:

Note to Debentureholder: In order to transfer the Debenture, this transfer form must be delivered to Pivot Pharmaceuticals Inc.

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